Exhibit 1.1

EQT MIDSTREAM PARTNERS, LP

COMMON UNITS REPRESENTING LIMITED PARTNER INTERESTS

EQUITY DISTRIBUTION AGREEMENT

August 27, 2015

August 27, 2015

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	J.P. Morgan Securities LLC 383 Madison Avenue, 7th Floor New York, New York 10179
Barclays Capital Inc. 745 7th Avenue New York, New York 10019	Mitsubishi UFJ Securities (USA), Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020
BNP Paribas Securities Corp. 787 Seventh Avenue New York, New York 10019	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281
Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326
Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010	USCA Securities LLC 1330 Post Oak Blvd., Suite 900 Houston, Texas 77056
Goldman, Sachs & Co. 200 West Street New York, New York 10282	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

Ladies and Gentlemen:

EQT Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell through Deutsche Bank Securities Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., USCA Securities LLC and Wells Fargo Securities, LLC, as sales agents (each, a “Manager” and collectively, the “Managers”), on the terms set forth in this Equity Distribution Agreement (this “Agreement”), common units representing limited partner interests in the Partnership (“Common Units”) having an aggregate gross sales price of up to $750,000,000 (the “Units”). The obligations of the Managers under this

Agreement shall be several, and not joint.  The Partnership agrees that whenever it determines to sell the Units directly to a Manager as principal, it will enter into a separate agreement in form and substance satisfactory to the Partnership and such Manager, containing the terms and conditions of such sale with such Manager (each, a “Terms Agreement”).

References herein to: (1) “Partnership Entities” shall mean the Partnership, EQT Midstream Services, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), Equitrans Investments, LLC, a Delaware limited liability company (“Equitrans Investments”), EQT Midstream Finance Corporation, a Delaware corporation (“Finance Corp”), Equitrans Services, LLC, a Delaware limited liability company (“Equitrans Services”), Equitrans, L.P., a Pennsylvania limited partnership (“Equitrans”), EQM Gathering Holdings, LLC, a Delaware limited liability company (“EQM Holdings”), EQM Gathering Opco, LLC, a Delaware limited liability company (“EQM Gathering”) and MVP Holdco, LLC, a Delaware limited liability company (“MVP Holdco”), and all other wholly owned subsidiaries of the Partnership, if any; (2) “Assets” shall mean all of the assets that are owned and operated by the Partnership Entities; and (3) “Organizational Documents” shall mean the Partnership Agreement (as defined in Section 1(h) below), the limited liability company agreement of the General Partner (the “GP LLC Agreement”), the Certificate of Incorporation and bylaws of Finance Corp, the limited liability company agreement of Equitrans Investments, the limited liability company agreement of Equitrans Services, the Fourth Amended and Restated Limited Partnership Agreement of Equitrans (the “Equitrans LP Agreement”), the limited liability company agreement of EQM Holdings, the limited liability company agreement of EQM Gathering, the limited liability company agreement of MVP Holdco and the limited liability company agreement, partnership agreement or other operating agreement, as applicable, of all other subsidiaries of the Partnership.

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-205812) on Form S-3, relating to the Units, to be issued from time to time by the Partnership.  The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Units and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Base Prospectus.”  “Prospectus Supplement” means the prospectus supplement to the Base Prospectus specifically relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act on the date hereof.  Except where the context otherwise requires, “Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(e) below), if any.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act.  As used herein, the terms “Registration Statement,” “Base Prospectus,” “Prospectus Supplement,” “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1.                                      Representations and Warranties of the Partnership.  The Partnership represents and warrants to and agrees with each Manager that:

(a)                                 Registration Statement.  The Partnership meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Partnership, threatened by the Commission.

(b)                                 Prospectus.  (i) (A) At the respective times the Registration Statement and each amendment thereto, if any, became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Units are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined in Section 4 below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Base Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c)                                  No Material Misstatements or Omissions.  (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto, if any, became effective and at each Deemed Effective Time, the Registration Statement did not and will not, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not (as amended and supplemented at such Settlement Date) contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Partnership by the Managers expressly for use in the Prospectus. For purposes of this Agreement, the only information so furnished shall be (i) the name of each Manager and (ii) the statement that the Managers will not engage in any transactions that stabilize the price of the Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement (collectively, the “Agent Information”).

(d)                                 Projections.  Each of the statements made by the Partnership in the Registration Statement and the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.

(e)                                  Ineligible Issuer.  For purposes of each offering of the Units pursuant to transactions under this Agreement that is not a firm commitment underwriting, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(f)                                   Formation and Qualification.  Each of the Partnership Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with all requisite power and authority, in the case of the Partnership, to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the Partnership Entities has all requisite power and authority to own or lease and to operate its properties currently owned or leased or to be owned or leased and conduct its business as currently conducted or to be conducted, in each case, as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be likely to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(g)                                  Power and Authority of General Partner.  The General Partner has all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement and the Prospectus.

(h)                                 Ownership of General Partner Interest.  The General Partner is the sole general partner of the Partnership. As of the date of this Agreement, the General Partner owns 1,443,015 general partner units in the Partnership (the “General Partner Units”); such General Partner Units have been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (the “Partnership Agreement”); and the General Partner owns such General Partner Units free and clear of all liens, encumbrances, security interests, pledges, mortgages or restrictions on transfer (“Liens”) except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement and the Prospectus.

(i)                                     Capitalization of the Partnership.  As of the date of this Agreement, the issued and outstanding limited partner interests in the Partnership consist of: 70,707,706 Common Units, including 48,896,063 Common Units owned by the public unitholders, 21,811,643 Common Units owned by EQT GP Holdings, LP, a Delaware limited partnership (“EQT GP Holdings”), and the Incentive Distribution Rights (as such term is defined in the Partnership Agreement, the “IDRs”).

(j)                                    Ownership of the Sponsor Units and IDRs.  As of the date of this Agreement, EQT GP Holdings owns (i) 21,811,643 Common Units (the “Sponsor Units”), and (ii) 100% of the membership interests in the General Partner, which owns all of the IDRs; all of such Sponsor Units and IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and EQT GP Holdings owns (i) the Sponsor Units and (ii) 100% of the interests in the General Partner, and the General Partner owns the IDRs, in each case free and clear of all Liens except for restrictions on transferability contained in the applicable Organizational Documents or as described in the Registration Statement and the Prospectus.

(k)                                 Valid Issuance of the Units.  The Units to be sold under this Agreement and any Terms Agreement have been duly authorized for issuance and sale by the Managers pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment therefor in accordance with the terms hereof, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(l)                                     Ownership of Certain Partnership Entities and the MVP Joint Venture.

(i)                       The Partnership owns all of the issued and outstanding membership interests of Equitrans Investments; such membership interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, and are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Partnership owns such membership interests free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents of Equitrans Investments or as described in the Registration Statement and the Prospectus and (B) Liens created or arising under that certain Amended and Restated Credit Agreement, dated as of February 18, 2014 among the Partnership, certain subsidiaries of the Partnership, Wells Fargo Bank, National Association, as administrative agent, swing line lender and L/C issuer, and the other L/C issuers and lenders party thereto (as amended and modified, the “Credit Agreement”);

(ii)                    Equitrans Investments owns all of the membership interests in Equitrans Services and a 97.25% limited partner interest in Equitrans; all of such equity interests have been duly and validly authorized and issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in Equitrans Services’ limited liability company agreement or Equitrans LP Agreement, as applicable, or as described in the Registration Statement and the Prospectus and (B) Liens created or arising under the Credit Agreement;

(iii)                 Equitrans Services owns a 2.75% general partner interest in Equitrans; all of such equity interests have been duly and validly authorized and issued in accordance with the applicable Organizational

Documents; and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the Equitrans LP Agreement or as described in the Registration Statement and the Prospectus and (B) Liens created or arising under the Credit Agreement;

(iv)                The Partnership owns all of the shares of capital stock of Finance Corp; all of such shares of capital stock have been duly and validly authorized and issued in accordance with the applicable Organizational Documents; and such shares of capital stock are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the Registration Statement and the Prospectus and (B) Liens created or arising under the Credit Agreement;

(v)                   The Partnership owns all of the membership interests in EQM Holdings; all of such equity interests have been duly and validly authorized and issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the Registration Statement and the Prospectus and (B) Liens created or arising under the Credit Agreement;

(vi)                EQM Holdings owns all of the membership interests in EQM Gathering; all of such equity interests have been duly and validly authorized and issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the Registration Statement and the Prospectus and (B) Liens created or arising under the Credit Agreement;

(vii)             The Partnership owns all of the membership interests in MVP Holdco; all of such equity interests have been duly and validly authorized and issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the applicable Organizational Documents or as described in the Registration Statement and the Prospectus and (B) Liens created or arising under the Credit Agreement; and

(viii)          MVP Holdco owns a membership interest in Mountain Valley Pipeline, LLC, a Delaware limited liability company and joint venture with, as of the date hereof, affiliates of each of NextEra Energy, Inc., WGL Holdings, Inc. and Vega Energy Partners, Ltd. (“MVP Joint Venture”); such membership interest has been duly and validly authorized and issued in accordance with the applicable Organizational Documents, is fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such membership interest is owned free and clear of all Liens except for restrictions on transferability contained in the applicable Organizational Documents or as described in the Registration Statement and the Prospectus.

(m)                             No Other Subsidiaries.  As of the date of this Agreement, other than (i) the General Partner’s ownership of the General Partner Units and IDRs, (ii) the Partnership’s ownership of 100% of Equitrans Investments and Finance Corp, (iii) Equitrans Investments’ 100% ownership of Equitrans Services, (iv) Equitrans Investments’ and Equitrans Services’ ownership of a 97.25% limited partner interest and a 2.75% general partner interest, respectively, in Equitrans, (v) the Partnership’s ownership of 100% of EQM Holdings, (vi) EQM Holdings’ 100% ownership of EQM Gathering, (vii) the Partnership’s 100% ownership of MVP Holdco, (viii) MVP Holdco’s 55% ownership interest in MVP Joint Venture and (ix) the Partnership’s ownership of Class B Units of EQT Energy Supply, LLC, none of the Partnership Entities own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n)                                 No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement and the Prospectus and except for such rights as have been effectively waived, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(o)                                 Authority and Authorization.  The Partnership has all requisite power and authority to execute and deliver this Agreement and any Terms Agreement and perform its obligations hereunder.  The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, any Terms Agreement, the Partnership Agreement, the Registration Statement and

the Prospectus. All corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their members, partners or shareholders for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership of this Agreement, and the consummation of the transactions contemplated hereby, shall have been validly taken.

(p)                                 Authorization of This Agreement.  This Agreement and any Terms Agreement have been duly authorized, and this Agreement has been duly executed and delivered, by the Partnership.

(q)                                 No Conflicts.  None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and any Terms Agreement by the Partnership, (iii) the consummation of any other transactions contemplated by this Agreement or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus (A) conflicts or will conflict with or constitutes or will constitute a violation of any Organizational Document of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound or (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party, except, in the case of clauses (B) and (C), where such breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

(r)                                    Organizational Documents. The Organizational Documents of the Partnership and the General Partner have been duly authorized and validly executed and delivered by the parties thereto and are valid and legally binding agreements of such party, enforceable against such party in accordance with their respective terms; provided that, with respect to each Organizational Document described in this Section 1(r), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(s)            No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership, (iii) the consummation of the transactions contemplated by this Agreement by the Partnership or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, other than (A) registration of the Units under the Securities Act, which has been effected, (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Managers, (C) any necessary qualification under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (D) consents that have been, or as of each Time of Sale, Settlement Date and Representation Date (as defined in Section 6(m) below) will be, obtained, and (E) consents that, if not obtained, would not reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement, or perform its obligations under this Agreement.

(t)            No Defaults.  None of the Partnership Entities is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party relating to the Assets or the operation thereof or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties, as applicable, except, in the case of clauses (ii) and (iii), where such breaches, violations, defaults or Liens, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

(u)           Conformity of Units to Description.  The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(v)           No Labor Dispute.  No labor problem or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership, is threatened, that would reasonably be likely to have a Material Adverse Effect.

(w)          Financial Statements.  The historical financial statements and schedules of the Partnership (or the predecessor to the Partnership together with its consolidated subsidiaries (the “Predecessor”)) included in or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial condition, results of operations and cash flows of the Partnership or Predecessor, as applicable, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary historical financial and operating information, if any, included in or incorporated by reference in the Registration Statement and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived, unless expressly noted otherwise. The financial information of the Partnership Entities, including non-GAAP financial measures, if any, contained in the Registration Statement and the Prospectus has been derived from the accounting records of the Partnership Entities and fairly presents in all material respects the information purported to be shown thereby. There are no financial statements (historical or pro forma) that are required to be included in or incorporated by reference in the Registration Statement or the Prospectus that are not so included as required; the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) and the Prospectus; and all disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(x)           Pro Forma Financial Statements.  The pro forma financial statements, if any, included in or incorporated by reference in the Registration Statement and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in or incorporated by reference in the Registration Statement and the Prospectus.  The pro forma financial statements included in or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulations S-X and G of the Securities Act, the Exchange Act and Item 10 under Regulation S-K, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(y)           Independent Registered Public Accounting Firm.  Ernst & Young LLP, who has certified certain financial statements of the Partnership and the

Predecessor and their consolidated subsidiaries (including the related notes thereto) included in or incorporated by reference in the Registration Statement and the Prospectus is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Partnership and the Predecessor as required by the Securities Act and the Public Company Accounting Oversight Board (United States).

(z)           Litigation.  Except as described in the Registration Statement and the Prospectus, no action, suit, proceeding or inquiry by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Entities or their property is pending or, to the knowledge of the Partnership, threatened or contemplated, that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement or are required to be described in the Registration Statement or the Prospectus but are not described as required.

(aa)         Title to Properties.  Except as described in the Registration Statement and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect:

(i)        the Partnership Entities have or will have (A) good and indefeasible title to all real property (exclusive of rights-of-way, as hereinafter defined) owned by them and (B) good title to all personal property owned by them, in each of cases (A) and (B) as such properties are described in the Registration Statement or the Prospectus, free and clear of all Liens, except as are created or arise under the Credit Agreement; and

(ii)       all land, buildings and other improvements, and all equipment and other personal property, held under lease or sublease by any of the Partnership Entities, are or will be held by them under valid and subsisting leases or subleases, as the case may be, with such exceptions as do not materially interfere with the use made or proposed to be made of such property, buildings or other improvements by the Partnership Entities, as such uses are described in the Registration Statement or the Prospectus.

(bb)         Rights of Way.  Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, except for such rights-of-way the failure of which to obtain, would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; and each of the Partnership Entities has or will have fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way except for such revocations, terminations and impairments that would not reasonably be likely to have a Material Adverse Effect.

(cc)         Possession of Licenses and Governmental Permits.  Each of the Partnership Entities possesses such permits, licenses, patents, certificates of need, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign governments or regulatory agencies or bodies (collectively, “Governmental Licenses”) necessary to conduct its business in the manner described in the Registration Statement and the Prospectus except for such Governmental Licenses, the failure of which to obtain would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; the Partnership Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; and to the knowledge of the Partnership, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be likely to have a Material Adverse Effect.

(dd)         Tax Returns.  Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, other than certain state and local tax returns as to which the failure to file would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and has timely paid all taxes shown to be due pursuant to such returns other than (i) those currently being contested in good faith for which adequate reserves have been established or (ii) those which, if not paid, would not reasonably be likely to have a Material Adverse Effect.

(ee)         Insurance.  The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors will be in full force and effect; and the Partnership Entities will be in compliance with the terms of such policies and instruments in all material respects.

(ff)          Distribution Restrictions.  No Partnership Entity is prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to the Partnership or any other Partnership Entity, except as described in or contemplated by the Registration Statement and the Prospectus.

(gg)         Environmental Laws.  Except as described in the Registration Statement and the Prospectus or except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect:

(i)                       with respect to the ownership and operation of the Assets, none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to protection of the environment, human health (to the extent relating to exposure to Hazardous Materials) or wildlife, or to pollution or contamination of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”);

(ii)                    with respect to the ownership of the Assets, the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements;

(iii)                 with respect to the ownership of the Assets, no Partnership Entities have received written notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities; and

(iv)                with respect to the ownership and operation of the Assets, the Partnership is not aware of any event or circumstance that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

In the ordinary course of their business, the Partnership Entities periodically review the effect of Environmental Laws on their business,

operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, except as described in or contemplated in the Registration Statement and the Prospectus.

(hh)         Intellectual Property.  The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the operations of the Assets as now conducted or as proposed in the Registration Statement and the Prospectus to be conducted except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(ii)           Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, unitholders, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement or the Prospectus and is not so described.

(jj)           ERISA.  Except as described in the Registration Statement and the Prospectus and except as would not reasonably be likely to have a Material Adverse Effect, (i) the Partnership Entities are and will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has and will have occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entities would have any liability, excluding any reportable event for which a waiver could apply; (iii) no Partnership Entity has and will have incurred, nor will any such entity expect to incur, liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is and will be the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership, nothing has or will have occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Partnership Entities have incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business) for which any Partnership Entity would reasonably be expected to be liable.

(kk)         No Changes.  Since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, none of the Partnership Entities has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus and other than as would not reasonably be likely to have a Material Adverse Effect or prevent or materially interfere with or delay the consummation of the transactions contemplated by this Agreement. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), management, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement and the Prospectus (exclusive of any supplement thereto) or (ii) any dividend or distribution of any kind declared, paid or made by any Partnership Entity, in each case other than as described in the Registration Statement and the Prospectus.

(ll)           Description of Contracts; Filing of Exhibits.  The information included in the Registration Statement and the Prospectus under the captions “Cash Distribution Policy,” “Description of the Common Units,” “Description of Our Partnership Agreement,” and “Material Income Tax Considerations,” and incorporated by reference into the Registration Statement and the Prospectus from the Partnership’s annual report on Form 10-K for the year ended December 31, 2014 under the captions “Business—Regulatory Environment” and “Certain Relationships and Related Transactions, and Director Independence,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party are accurate in all material respects.  There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described, filed or incorporated by reference as required.

(mm)      Sarbanes-Oxley Act of 2002.  At the most recent effective date of the Registration Statement, the Partnership and, to the knowledge of the Partnership, the officers and directors of the General Partner, in their capacities as such were in compliance in all respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) promulgated thereunder.

(nn)         Investment Company.  None of the Partnership Entities is now, and immediately following the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” none will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo)         Internal Controls.  The Partnership maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Partnership and its subsidiaries’ internal accounting controls are effective and the Partnership is not aware of any material weakness in their internal accounting controls.

(pp)         Disclosure Controls and Procedures.  The Partnership has established and maintains “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(qq)         No Broker’s Fees. Except as described in the Registration Statement and the Prospectus, none of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement,  the Side Letter, dated August 27, 2015, by and between the Partnership and the Managers (the “Side Letter”), or any Terms Agreement) that would give rise to a valid claim against any of them or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(rr)           No Integration. The Partnership has not sold or issued any securities that would be integrated with the Offering contemplated by this Agreement or any Terms Agreement pursuant to the Securities Act and the rules and regulations of the Commission thereunder.

(ss)          Market Stabilization.  None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(tt)           No Unlawful Payment.  No Partnership Entity nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any Partnership Entity, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Partnership Entities and, to the knowledge of the Partnership, their affiliates have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(uu)         Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(vv)         No Conflicts with Sanctions Laws.  No Partnership Entity nor, to the knowledge of the Partnership, any director, officer, employee or affiliate of any Partnership Entity, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Entity located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine (each, a “Sanctioned Country”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as sales agent, underwriter, advisor, investor or otherwise) of Sanctions.   For the past five years, the Partnership Entities have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ww)       Lending Relationship.  Except as described in the Registration Statement and the Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Managers and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Managers.

(xx)         Statistical and Market-Related Data.  All statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(yy)         No Distribution of Other Offering Materials.  None of the Partnership Entities has distributed or will distribute, any offering material in connection with the offering and sale of the Units under this Agreement or any Terms Agreement other than the Prospectus, any free writing prospectus to which the Managers have consented in accordance with this Agreement, and any other materials permitted by the Securities Act, including Rule 134 of the Securities Act.

(zz)         FINRA.  To the knowledge of the Partnership, there are no affiliations or associations between any member of FINRA and any of the officers or directors of the General Partner or the holders of 5% or greater of the Common Units, except as described in the Registration Statement and the Prospectus.

(aaa)      XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the General Partner and delivered to the Managers or counsel for the Managers in connection with the offering of the Units under this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Manager.

2.             Sale of Securities.  In reliance upon the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Partnership and each Manager agree that the Partnership may from time to time seek to sell Units through a Manager, acting as sales agent as follows:

(a)           The Units are to be sold by one of the Managers as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (a “Trading Day”), (B) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Exhibit A hereto (which may be updated from time to time by a certificate from the Partnership to the Managers) (the “Authorized Partnership Representatives”), has instructed such Manager by telephone, email or facsimile (confirmed by such Manager promptly by email) to make such sales, and (C) the Partnership has satisfied its obligations under Section 5 of this Agreement. The Partnership will designate (and such Manager shall confirm promptly by email) (i) the maximum aggregate gross price of the Units to be sold by such Manager as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement), (ii) the minimum price per Unit at which such Units may be sold, (iii) the date(s) on which Units may be sold and (iv) such other terms or conditions as agreed to by the Partnership and such Manager. The gross sales price of the Units sold under this Section 2(a) shall be the market price for the Common Units sold by such Manager under this Section 2(a) on the NYSE at the time of sale of such Units.

(b)           Subject to the terms and conditions hereof, the applicable Manager shall use its commercially reasonable efforts to execute any Partnership order submitted to it hereunder to sell Units (pursuant to the parameters and conditions designated by the Partnership pursuant to Section 2(a) above) and with respect to which such Manager has agreed to act as sales agent.  For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single Trading Day. The Partnership acknowledges and agrees that (i) there can be no assurance that such Manager will be successful in selling the Units, (ii) such Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement and (iii) such Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.

(c)           The Partnership shall not authorize the issuance and sale of, and the applicable Manager shall not sell, any Unit at a price lower than the minimum price therefor designated by the Partnership pursuant to Section 2(a) above.  In addition, the Partnership or such Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile) or by email or facsimile, suspend or terminate an offering of the Units pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.  During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 5(b), (c), (d), (e), (f) or (g), be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Section 2(f)hereof, or be obligated to conduct any due diligence session as referred to in Section 6(s) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date). For the avoidance of doubt, any period during which the Partnership has not provided instructions with respect to the sale of Units pursuant to Section 2(a) hereof, or any period during which such instruction provided thereunder has been properly revoked by the Partnership, shall not be deemed a suspension of the program under this Agreement.

(d)           The applicable Manager shall provide written confirmation (which may be by facsimile or email) to the Partnership following the close of trading on the NYSE each day on which Units are sold by such Manager under this Agreement setting forth (i) the aggregate number of Units sold on such day, (ii) the aggregate gross offering proceeds from such sales and the aggregate net offering proceeds to the Partnership received from such sales and (iii) the commission or other compensation payable by the Partnership to such Manager with respect to such sales.

(e)           Subject to the terms of any Terms Agreement, the Units may be offered and sold (x)(i) by means of ordinary brokers’ transactions that qualify for delivery of a Prospectus in accordance with Rule 153 of the Securities Act and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the NYSE, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue and (y) by the Managers on behalf of the Partnership in its capacity as agent of the Partnership as shall be permitted by law and agreed to by the Partnership and such Manager in writing, including but not limited to in any Terms Agreement or other privately negotiated transaction.

(f)            At each Time of Sale, Settlement Date and Representation Date, the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date.  Any obligation of the applicable Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership as sales agent shall be subject to the continuing accuracy of the representations and warranties (as modified in the manner described above) of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(g)           If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h)           Subject to such further limitations on offers and sales of the Units or delivery of instructions to offer and sell the Units as are set forth herein and as may be mutually agreed upon by the Partnership and any Manager, the Partnership shall not request the sale of any Units that would be sold, and no Manager shall be obligated to sell during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information.

(i)            If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 2(a)-(h) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

3.             Fee.  The compensation to a Manager for sales of the Units with respect to which such Manager acts as sales agent hereunder shall be up to 2.0% of the gross offering proceeds of the Units sold pursuant to this Agreement by such Manager, or as otherwise set forth in the Side Letter or any Terms Agreement.

4.             Payment, Delivery and Other Obligations.  Settlement for sales of the Units pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”).  On each Settlement Date, the Units sold through the applicable Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the gross proceeds from the sale of such Units.  At such Manager’s option, (i) the agreed upon compensation to such Manager pursuant to Section 3, or as otherwise set forth in any Terms Agreement, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales but not including any other expenses may be deducted from the gross proceeds from the sale of such Units, or such compensation and expenses set forth in (i) and (ii) may be invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.  Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s or its designee’s account (provided that such Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the Partnership and such Manager, which in all cases shall be freely tradable, transferable, registered securities in good deliverable form, in return for payment in same day funds delivered to the account designated by the Partnership.  If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (i) hold the applicable Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.  If a Manager breaches this Agreement by failing to deliver the proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any other expenses due to such Manager hereunder.

5.             Conditions to the Managers’ Obligations.  The obligations of each Manager under this Agreement and any Terms Agreement are subject to the following conditions:

(a)           Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i)        there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(ii)       there shall not have occurred any change, or any development involving a prospective change, in the financial condition, business, properties or results of operations of the Partnership Entities, taken as a whole, from that set forth in the Registration Statement and the Prospectus that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable or inadvisable to market the Units on the terms and in the manner contemplated in the Prospectus; and

(iii)      there shall not have occurred any material adverse effect in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the Managers’ judgment, impracticable or inadvisable to market the Units on the terms and in the manner contemplated in the Prospectus.

(b)           The Managers shall have received on each date specified in Section 6(m) a certificate, dated such date and signed by an executive officer of the General Partner, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of the Partnership contained in this Agreement are true and correct as of such date; (ii) the Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the knowledge of the Partnership, threatened by the Commission; (iv) the Prospectus Supplement and any Interim Prospectus Supplement have been timely filed with the Commission under the Securities Act, and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; and (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement and the Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by the Managers expressly for use in the Registration Statement or the Prospectus, which information consists solely of the Agent Information.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Managers shall have received within three Trading Days of each Representation Date, and on such other dates as may be reasonably requested by the Managers, an opinion of Baker Botts L.L.P., outside counsel for the Partnership, dated such date, substantially in the form attached hereto as Exhibit B.

(d)           The Managers shall have received within three Trading Days of each Representation Date, and on such other dates as may be reasonably requested by the Managers, an opinion of Buchanan Ingersoll & Rooney PC, special Pennsylvania counsel to the Partnership, dated such date, substantially in the form attached hereto as Exhibit C.

(e)           The Managers shall have received within three Trading Days of each Representation Date, and on such other dates as may be reasonably requested by the Managers, an opinion of Lewis B. Gardner, the General Counsel of EQT Corporation, dated such date, substantially in the form attached hereto as Exhibit D.

(f)            The Managers shall have received within three Trading Days of each Representation Date, and on such other dates as may be reasonably requested by the Managers, an opinion of Vinson & Elkins L.L.P., counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers; and the Partnership shall have furnished such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)           The Managers shall have received within three Trading Days of each Representation Date, pursuant to Section 6(r), a letter in form and substance satisfactory to the Managers, from Ernst & Young LLP, independent public accountants for the Partnership, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement or the Prospectus, as amended and supplemented to the date of such letter.

(h)           All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(i)            The Units shall have been approved for listing on the NYSE, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(j)            The Common Units shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6.             Covenants of the Partnership.  The Partnership covenants with each Manager as follows:

(a)           To furnish to the Managers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers may from time to time reasonably request.  In case a Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Units after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of such Manager, and at its own expense, the Partnership shall prepare and deliver to such Manager as many copies as such Manager may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b)           Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object (other than any prospectus supplement relating to the offering of securities other than the Common Units).

(c)           Not to take any action that would result in a Manager or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus.

(d)           To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period.

(e)           For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Units sold through the Managers pursuant to this Agreement, (ii) the net proceeds received by the Partnership from such sales and (iii) the compensation paid by the Partnership to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act)).

(f)            To provide copies of the Prospectus and such Prospectus Supplement (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to each Manager via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by such Manager and, at such Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the NYSE and each other exchange or market on which sales of the Units were effected, in each case, as may be required by the rules or regulations of the NYSE or such other exchange or market.

(g)           During the Delivery Period to advise each Manager, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Units or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(h)           If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers by telephone, email or facsimile (confirmed promptly by email or facsimile) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement.

(i)            To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Units; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign limited partnership.

(j)            To make generally available to the Partnership’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k)           To pay or cause to be paid all expenses relating to the following matters:  (i) the preparation and filing of the Registration Statement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Units (within the time required by Rule 456(b)(1), if applicable); (ii) all printing costs associated therewith, and the mailing and delivering of copies thereof to the Managers, in the quantities hereinabove specified; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any Blue Sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of external counsel to the Managers  relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and up to $20,000 in legal fees of external counsel to the Managers relating to such FINRA matters); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees, disbursements and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable fees and expenses of external counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder. Except as provided in this Section 6 and Section 8, each Manager shall pay its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement or any Terms Agreement and the transactions contemplated by this Agreement or any Terms Agreement.

(l)            To use its commercially reasonable efforts to effect and maintain the listing of the Units on the NYSE.

(m)          Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Units or an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclause (ii) below), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request following the filing of such Current Report on Form 8-K) or (iii) on such other dates as may be reasonably requested by the Managers, including in connection with a sale of Units by a Manager in a transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” trade within the meaning of Rule 10b-18(a)(5) under the Exchange Act (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered within three Trading Days of any Representation Date, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(n)           Within three Trading Days of any Representation Date, the Partnership shall cause to be furnished to the Managers, dated as of such date, the written opinion of Baker Botts L.L.P., outside counsel for the Partnership, substantially in the form attached hereto as Exhibit B, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o)           Within three Trading Days of any Representation Date, the Partnership shall cause to be furnished to the Managers, dated as of such date, the written opinion of Buchanan Ingersoll & Rooney PC, special Pennsylvania counsel for the Partnership, substantially in the form attached hereto as Exhibit C, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p)           Within three Trading Days of any Representation Date, the Partnership shall cause to be furnished to the Managers, dated as of such date, the written opinion of Lewis B. Gardner, the General Counsel of EQT Corporation, substantially in the form attached hereto as Exhibit D, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(q)           Within three Trading Days of any Representation Date, Vinson & Elkins L.L.P., counsel to the Managers, shall furnish to the Managers a written opinion, dated as of such date in form and substance reasonably satisfactory to the Managers.

With respect to Sections 6(n), 6(o), 6(p), and 6(q) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Units under this Agreement, such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under Section 6(n), Section 6(o), Section 6(p) or Section 6(q), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(r)            Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Partnership files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (iv) on such other dates as may be reasonably requested by the Managers and Ernst & Young LLP, independent public accountants, shall use commercially reasonable efforts to deliver to the Managers the comfort letters described in Section 5(g) within three Trading Days.

(s)            To conduct, on or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(n)-(r) of this Agreement, a due diligence call with the appropriate business, financial and legal representatives of the Partnership.

(t)            To reserve and keep available at all times, free of preemptive rights, Units for the purpose of enabling the Partnership to satisfy its obligations hereunder.

(u)           That it consents to each Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(v)           That each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Units relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Units).

(w)          Prior to instructing a Manager pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Partnership and such Manager), the General Partner’s board of directors (the “Board”), a duly authorized subcommittee of the Board or a duly authorized representative of the Board shall have approved the minimum price and maximum aggregate gross price of Units to be sold.  The instructions provided to such Manager by the Partnership, pursuant to Section 2, shall reflect the terms of such authorization.

(x)           At any time that the sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, the Partnership will not, without (i) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Managers suspending activity under this program for such period of time as requested by the Partnership or as deemed appropriate by the Managers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for or repayable with Common Units, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Units, or any securities convertible into or exchangeable or exercisable for or repayable with Common Units, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Units to be sold under this Agreement or any Terms Agreement, (y) the issuance of equity awards, including the issuance of Common Units upon the exercise of options to purchase Common Units, the vesting of equity awards or net exercises of options to purchase Common Units and withholding of Common Units to pay income taxes upon the vesting of equity awards, in each case pursuant to the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan or any successor equity compensation plan, and (z) the Partnership’s issuance of Common Units to EQT Corporation or its subsidiaries as full or partial consideration for any sale or contribution of assets to the Partnership or its subsidiaries.

7.             Additional Covenants of the Managers.  Each Manager covenants with the Partnership not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Manager that otherwise would not be required to be filed by the Partnership thereunder, but for the action of such Manager.

8.             Indemnification and Contribution.

(a)           The Partnership agrees to indemnify and hold harmless each Manager, the directors, officers, employees and agents of each Manager, and each affiliate of any Manager who has participated or is alleged to have participated in the distribution of the Units as sales agents, and each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Units as originally filed or in any amendment thereof, or the Prospectus or any free writing prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or, in the case of any Prospectus, necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Managers consists of the information described in subsection (b) of this Section 8.  This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.

(b)           Each Manager severally and not jointly agrees to indemnify and hold harmless the Partnership, each of the directors and officers of the General

Partner who sign the Registration Statement, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Manager, but only with reference to written information relating to such Manager furnished to the Partnership by or on behalf of such Manager specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Manager may otherwise have. The Partnership acknowledges that the Agent Information constitutes the only information furnished in writing by or on behalf of the several Managers for inclusion in the Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (but in no event shall the indemnifying party bear the reasonable fees, costs and expenses of more than one such separate counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  If the indemnifying party is obligated pursuant to this Section 8(c) to bear the reasonable fees, costs and expenses of one separate counsel for all of the indemnified parties, such indemnified parties shall not, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution is sought hereunder.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)           In the event that the indemnity provided in subsection (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and the Managers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership and one or more of the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Managers on the other from the offering of the Units; provided, however, that in no case shall any Manager (except as may be provided in any agreement among such Manager relating to the offering of the Units) be responsible for any amount in excess of the discount or commission applicable to the Units sold to or through such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and the Managers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership, and benefits received by the Managers shall be deemed to be equal to the total commissions and other compensation received by the Managers. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Partnership and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8(d), each person who controls a Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of a Manager shall have the same rights to contribution as such Manager, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this subsection (d).

9.             Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.          Termination.  (a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party; provided, however, that with respect to any pending sale, through the Managers for the Partnership, the obligations of the Partnership, including, but not limited to, its obligations under Section 4 and Section 6(k) above, shall remain in full force and effect notwithstanding such termination.

(b)           Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its obligations under this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party; provided, however, that with respect to any pending sale through such Manager for the Partnership, the obligations of the Partnership, including, but not limited to, its obligations under Section 4 and Section 6(k) above, shall remain in full force and effect notwithstanding such termination.

(c)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Partnership, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Units, such sale shall settle in accordance with the provisions of Section 4.

(d)           If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party, except as provided in Section 6(k) hereof, and except that, in the case of any termination of this Agreement, Section 1 and Section 8 hereof shall survive such termination and remain in full force and effect.

11.          Entire Agreement.  This Agreement, the Side Letter and any Terms Agreement represent the entire agreement between the Partnership and each Manager with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Units.

12.          No Fiduciary Duty.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Managers, the Partnership acknowledges and agrees that in connection with the offering of the Units:  (i) the relationship between the Partnership, on the one hand, and the Managers, on the other, is entirely and solely commercial, and the Managers have acted and will act at arm’s length, is not and will not be an agent of, and owes no fiduciary duties to, any of the Partnership or any other person, (ii) no Manager is acting as advisor, expert or otherwise, to any of the Partnership Entities in connection with the offering, sale and distribution of the Units or any other services the Managers may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units, (iii) the Managers owe the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iv) the Managers may have interests that differ from those of the Partnership and the Managers have no obligation to disclose, or account to the Partnership for, any of such additional interests.  The Partnership waives to the full extent permitted by applicable law any claims they may have against the Managers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Units.

13.          Research Independence.  The Partnership acknowledges that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions.  The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by the Managers’ investment banking divisions.  The Partnership acknowledges that each Manager is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

14.          Parties.  This Agreement shall inure to the benefit of and be binding upon the Managers, the Partnership and, to the extent provided in Section 8, the officers and directors of the General Partner and each person who controls the Partnership or the Managers and their respective heirs, executors, administrators, successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity.  No purchaser of any of the Units from the Manager shall be construed a successor or assign by reason merely of such purchase.

15.          Counterparts.  This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.          Waiver of Jury Trial. The Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17.          Applicable Law.  This Agreement and any Terms Agreement, and any claim, controversy or dispute relating to or arising under this Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.          Headings.  The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19.          PATRIOT Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each of the Managers is required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of such Manager’s respective clients, as well as other information that will allow such Manager to properly identify their respective clients.

20.          Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Manager shall be delivered, mailed or sent to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005 (fax: (212) 797-9344), Attention: Equity Capital Markets — Syndicate Desk, with a copy, in the case of any notice pursuant to Section 10 hereof, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: General Counsel; Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, Attention: Syndicate Registration; BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Equity Syndicate Desk; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Charles Hill; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD — IBD; Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, 7th Floor, New York, New York 10179, Attention: Adam Rosenbluth; Mitsubishi UFJ Securities (USA), Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Capital Markets; Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Syndicate; SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate; USCA Securities LLC, 1330 Post Oak Blvd., Suite 900, Houston, Texas 77056, Attention: Bill Hurt; and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate; and if to the Partnership, all legal notices and communications shall be delivered, mailed or faxed to: EQT Midstream Services, LLC, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222, Attention: General Counsel (fax no.: (412) 553-5970) and all administrative notices and communications shall be delivered or mailed to:  EQT Midstream Services, LLC, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222, Attention: Treasurer.  The addresses provided in this Section 18 herein may be amended or modified by the Partnership or any Manager, from time to time, upon written notice to the other parties to this Agreement.

Very truly yours,

EQT MIDSTREAM PARTNERS, LP

By:	EQT Midstream Services, LLC,
its General Partner

By:	/s/ Philip P. Conti
Name:	Philip P. Conti
Title:	Senior Vice President and
Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above.

By: DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mark Schwartz
Name:	Mark Schwartz
Title:	Managing Director

By:	/s/ Joseph P. Coleman
Name:	Joseph P. Coleman
Title:	Managing Director

By: BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

By: BNP PARIBAS SECURITIES CORP.

By:	/s/ Fred Fiddle
Name:	Fred Fiddle
Title:	Managing Director

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Michael Cannon
Name:	Michael Cannon
Title:	Managing Director

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Dylan C. Tornay
Name:	Dylan C. Tornay
Title:	Managing Director

By: CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Craig Klaasmeyer
Name:	Craig Klaasmeyer
Title:	Managing Director

By: GOLDMAN, SACHS & CO.

By:	/s/ Ryan Gilliam
Name:	Ryan Gilliam
Title:	Vice President

[Signature Page to Equity Distribution Agreement]

By: J.P. MORGAN SECURITIES LLC

By:	/s/ James F. Smith
Name:	James F. Smith
Title:	Managing Director

By: MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ David McMillan
Name:	David McMillan
Title:	Managing Director

By: RBC CAPITAL MARKETS, LLC

By:	/s/ Pete Chapman
Name:	Pete Chapman
Title:	Managing Director

By: SCOTIA CAPITAL (USA) INC.

By:	/s/ Richard Agata
Name:	Richard Agata
Title:	Director, Counsel and Chief Compliance Officer

By: SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Jonathan C. Biele
Name:	Jonathan C. Biele
Title:	Managing Director

By: USCA SECURITIES LLC

By:	/s/ William R. Hurt
Name:	William R. Hurt
Title:	Senior Managing Director

By: WELLS FARGO SECURITIES, LLC

By:	/s/ Gregory M. Ogborn
Name:	Gregory M. Ogborn
Title:	Vice President

[Signature Page to Equity Distribution Agreement]

Exhibit A

AUTHORIZED INDIVIDUALS

EQT Midstream Partners, LP

Philip P. Conti

Daniel A. Greenblatt

Janice M. Brenner

A-1

Exhibit B

FORM OF OPINION OF BAKER BOTTS L.L.P.

1.             Formation and Qualification.  Each of the Partnership Entities (other than Equitrans) (the “Delaware Partnership Entities”) is validly existing as a limited partnership, corporation or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware, with all requisite power and authority necessary to own or lease and to operate its properties currently owned or leased and conduct its business as currently conducted, in each case in all material respects as described in the Registration Statement and the Prospectus.  Each of the Delaware Partnership Entities is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on Annex A hereto.

2.             Power and Authority to Act as General Partner of the Partnership.  The General Partner has all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement and the Prospectus.

3.             Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership, such interest represented by the General Partner Units; such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Units free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

4.             Ownership of the Sponsor Units and IDRs.  EQT GP Holdings owns (i) 21,811,643 Common Units (the “Sponsor Units”) and (ii) 100% of the membership interests in the General Partner, which owns all of the IDRs; all of such Sponsor Units and IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and EQT GP Holdings owns (i) the Sponsor Units and (ii) 100% of the membership interests in the General Partner, and the General Partner owns the IDRs, in each case free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming EQT GP Holdings or the General Partner, as applicable, as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

5.             Ownership of Equitrans Investments.  The Partnership owns all of the issued and outstanding membership interests of Equitrans Investments; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Equitrans Investments and are fully paid (to the extent required under the limited liability company agreement of Equitrans Investments) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens  in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

6.             Ownership of Equitrans Services.  Equitrans Investments owns all of the issued and outstanding membership interests of Equitrans Services; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Equitrans Services and are fully paid (to the extent required under the limited liability company agreement of Equitrans Services) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Equitrans Investments owns such membership interests free and clear of all Liens  in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Equitrans Investments as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

7.             Ownership of EQM Holdings. The Partnership owns all of the issued and outstanding membership interests of EQM Holdings; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of EQM Holdings and are fully paid (to the extent required under the limited liability company agreement of EQM Holdings) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

8.             Ownership of EQM Gathering. EQM Holdings owns all of the issued and outstanding membership interests of the EQM Gathering; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of EQM Gathering and are fully paid (to the extent required under the limited liability agreement of EQM Gathering) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and EQM Holdings owns such membership interests free and clear of all Liens  in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming EQM Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

9.             Ownership of MVP Holdco. The Partnership owns all of the issued and outstanding membership interests of MVP Holdco; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of MVP Holdco and are fully paid (to the extent required under the limited liability company agreement of MVP Holdco) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC

Act); and the Partnership owns such membership interests free and clear of all Liens  in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

10.          Ownership of MVP Joint Venture. MVP Holdco owns a 55% membership interest in MVP Joint Venture; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of MVP Joint Venture and are fully paid (to the extent required under the limited liability company agreement of MVP Joint Venture) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and MVP Holdco owns such membership interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MVP Holdco as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.

11.          No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement and the Prospectus, and except for such rights as have been effectively waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Delaware Partnership Entities pursuant to or under the Organizational Documents of the Delaware Partnership Entities or any other agreement or instrument filed as an exhibit to the Registration Statement (excluding the agreements listed on Annex B hereto) (the “Reviewed Documents”). To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership pursuant to or under the Reviewed Documents, except such rights as have been waived or satisfied.

12.          Authority and Authorization.  The Partnership has all requisite limited partnership power and authority to execute and deliver the Agreement, to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Agreement, the Partnership Agreement, the Registration Statement and the Prospectus and to perform its obligations under the Agreement. All limited partnership action required to be taken by the Partnership for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership of the Agreement and the consummation of the transactions contemplated thereby has been validly taken.

13.          Authorization of the Agreement.  The Agreement has been duly authorized, executed and delivered by the Partnership.

14.          Valid Issuance of the Units.  The Units to be sold by the Partnership have been duly authorized by the Partnership and, when issued and delivered by the Partnership pursuant to the Agreement against payment of the consideration set forth therein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

15.          Non-contravention.  None of (A) the offering, issuance or sale by the Partnership of the Units, or (B) the execution, delivery and performance of the Agreement by the Partnership, or (C) the consummation of the transactions contemplated by the Agreement, (i) constitutes or will constitute a violation of the Organizational Documents of any of the Delaware Partnership Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created under the Credit Agreement) under any of the Reviewed Documents, or (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii) or (iii), would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions provided for in the Agreement; provided, however, that such counsel need express no opinion in this paragraph 15 with respect to federal or state securities laws and other anti-fraud laws.

16.          Organizational Documents.  Each of the Partnership Agreement and the GP LLC Agreement has been duly authorized and validly executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against such parties in accordance with their respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

17.          No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any Delaware or federal court, governmental agency or body having jurisdiction over any of the Partnership Entities or their properties or assets, is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Agreement by the Partnership or (iii) the consummation of the transactions contemplated by the Agreement by the Partnership, other than (a) registration of the Units under the Securities Act or the Exchange Act (as to which such counsel need not express an opinion), (b) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Managers (as to which such counsel need not express an opinion), (c) under the by-laws and rules and regulations of FINRA (as to which such counsel need not express an opinion), (d) consents that have been obtained and (e) where the failure to obtain such consent would neither reasonably be likely to have a Material Adverse Effect nor materially impair the ability of the Partnership to consummate the transactions provided for in the Agreement.

18.          Effectiveness of Registration Statement.  The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus,

and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or threatened by the Commission.

19.          Description of Common Units.  The descriptions of the Common Units included in the Registration Statement and the Prospectus, as applicable, under the captions “The Offering,” “Cash Distribution Policy,” “Description of Our Partnership Agreement,” and “Description of the Common Units” are accurate in all material respects.

20.          Descriptions and Summaries.  The statements included in the Registration Statement and the Prospectus under the captions “Cash Distribution Policy,” and “Description of Our Partnership Agreement,” insofar as they purport to constitute summaries of the provisions of federal statutes, rules or regulations or the Delaware LP Act, the Delaware LLC Act or the DGCL, any contracts and other documents, are accurate in all material respects.

21.          Tax Opinion.  The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K filed on August 27, 2015 is confirmed and the Managers may rely upon such opinion as if it were addressed to them.

22.          Investment Company Act.  None of the Partnership Entities is now, nor immediately following any sale of the Units to be sold by the Partnership pursuant to the Agreement will be, an “investment company” as defined in the Investment Company Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by applicable federal law of the United States, the Delaware LP Act, the Delaware LLC Act and the DGCL, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Delaware Partnership Entities, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the date of such opinion and shall be provided to counsel to the Managers), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject; (vi) with respect to the opinions expressed in paragraphs 3, 4, 5, 6, 7, 8, 9 and 10 relating to the existence of any Lien for which a financing statement under the Uniform

Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Lien Solutions, a Wolters Kluwer Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming such applicable Delaware Partnership Entity as debtor; and (vii) with respect to the opinions expressed in paragraph 14 relating to valid issuance of the Units, assume that an Authorized Partnership Representative will have determined a minimum price at which the Units are authorized to be sold and that all sales will be made at a price that complies with Section 2(a) of the Agreement.

In addition, such counsel shall make statements to the following effect:

We have reviewed the Registration Statement and the Prospectus and have participated in conferences with officers and other representatives of the Partnership Entities, with representatives of the independent registered public accounting firm of the Partnership and with your representatives and your counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed.  The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement or the Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement and the Prospectus involve matters of a non-legal nature.  Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement and the Prospectus (except to the extent stated in paragraphs 19, 20 and 21 above).  Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that:

(a)           the Registration Statement, as of the Effective Date, and the Prospectus, as of its date and as of the date of such opinion, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(b)           nothing came to our attention that caused us to believe that:

(A)          the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(B)          the Prospectus, as of its date or as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not, express any belief with respect to (i) the financial statements and schedules or other financial, accounting or reserve information contained or included therein or omitted therefrom or

(ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

ANNEX A

Name	Foreign Jurisdiction

EQT Midstream Partners, LP	PA, KY, WV, VA

EQT Midstream Services, LLC	PA, KY, WV, VA

Equitrans Investments, LLC	—

Equitrans Services, LLC	PA, KY, WV, VA, OH

EQT Midstream Finance Corporation	—

EQM Gathering Holdings, LLC	—

EQM Gathering Opco, LLC	PA, WV

MVP Holdco, LLC	PA

ANNEX B

1.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and EQT Energy LLC, dated September 21, 2010.

2.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 23, 2011 (EQTR 11628-588).

3.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated April 1, 2011 (EQTR 11695-586).

4.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 30, 2011 (EQTR 11667-591).

5.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 30, 2011 (EQTR 11670-593).

6.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 23, 2011 (EQTR 11630-585).

7.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 30, 2011 (EQTR 11672-590).

8.                                      Transportation Service Agreement Applicable to No-Notice Firm Transportation Service Under Rate Schedule NOFT between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 29, 2011 (EQTR 11661-583).

9.                                      Transportation Service Agreement Applicable to No-Notice Firm Transportation Service Under Rate Schedule NOFT between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 29, 2011 (EQTR 11662-584).

10.                               EQT Guaranty dated April 25, 2012, executed by EQT Corporation in favor of Equitrans, L.P.

11.                               Sublease Agreement between Equitrans, L.P. and EQT Production Company, effective March 1, 2011.

12.                               Amendment of Sublease Agreement between Equitrans, L.P. and EQT Production Company, dated April 5, 2012.

13.                               Sunrise Facilities Amended and Restated Lease Agreement by and between Equitrans, L.P. and Sunrise Pipeline, L.L.C., as amended and restated as of October 25, 2012.

14.                               Agreement to Extend Services Agreements between Equitrans, LP and Equitable Gas Company, LLC, dated December 10, 2013.

15.                               Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, LP and EQT Energy, LLC, dated December 20, 2013, Contract No. EQTR 18679-852, dated December 20, 2013.

16.                               Sunrise Expansion Precedent Agreement, dated May 30, 2013, between Equitrans, LP and EQT Energy, LLC.

17.                               Precedent Agreement for Transportation Services, dated July 23, 2014 between Equitrans, LP and EQT Energy, LLC.

18.                               Jupiter Gas Gathering Agreement, effective as of May 1, 2014, between EQT Production Company, EQT Energy LLC and EQT Gathering, LLC.

19.                               Gas Gathering Agreement for the Mercury, Pandora, Pluto and Saturn Gas Gathering Systems, effective as of March 1, 2015, by and among EQT Production Company and EQT Energy, LLC, on the one hand, and EQM Gathering Opco, LLC (as assignee of EQT Gathering, LLC), on the other hand.

20.                               Gas Gathering Agreement for the WG-100 Gas Gathering System, effective as of March 1, 2015, by and among EQT Production Company and EQT Energy, LLC, on the one hand, and EQM Gathering Opco, LLC (as assignee of EQT Gathering, LLC), on the other hand.

Exhibit C

FORM OF OPINION OF BUCHANAN INGERSOLL & ROONEY PC

1.             Formation and Qualification.  Equitrans is validly existing as a limited partnership and is in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite power and authority necessary to own or lease and to operate its properties currently owned or leased and conduct its business as currently conducted or as to be conducted on the date of such opinion, in each case in all material respects as described in the Registration Statement and the Prospectus.  Equitrans is duly qualified to transact business and is in good standing as a foreign limited partnership in each jurisdiction set forth opposite its name on Annex A hereto.

2.             Power and Authority to Act as General Partner of Equitrans.  Equitrans Services has all requisite power and authority to act as general partner of Equitrans in all material respects as described in the Registration Statement and the Prospectus.

3.             Ownership of Equitrans.  Equitrans Investments and Equitrans Services own the 97.25% limited partner interest and the 2.75% general partner interest in Equitrans, respectively; the partnership interests have been duly authorized and validly issued in accordance with Equitrans LP Agreement, and the limited partner interests are fully paid (to the extent required by the Equitrans LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 8542, 8557 and 8574 of the Pennsylvania Revised Uniform Limited Partnership Act); and Equitrans Investments and Equitrans Services own such partnership interests free and clear of all Liens (except for restrictions on transferability contained in the Equitrans LP Agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Equitrans Investments or Equitrans Services as debtor is on file as of [•] in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation other than those created by or arising under the Pennsylvania Revised Uniform Limited Partnership Act or the Credit Agreement.

4.             Non-contravention.  The application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus neither does not constitute nor will constitute a violation of the Organizational Documents of Equitrans.

5.             Organizational Documents.  Assuming the Equitrans LP Agreement has been duly authorized and validly executed and delivered by the parties thereto, the Equitrans LP Agreement is a valid and legally binding agreement of such parties, enforceable against such parties in accordance with its terms.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by the laws of the Commonwealth of Pennsylvania, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign limited partnership of Equitrans, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the Commonwealth of Pennsylvania, and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the date of such opinion and shall be provided to counsel to the Managers), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject; and (vi) with respect to the opinions expressed in paragraph 3 relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Lien Solutions, a Wolters Kluwer Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, as applicable, naming such applicable Partnership Entity as debtor.

ANNEX A

Name	Foreign Jurisdiction

Equitrans, L.P.	KY, WV, OH

Exhibit D

FORM OF OPINION OF THE GENERAL COUNSEL

1.            Legal Proceedings.  To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in or incorporated by reference into the Registration Statement or the Prospectus but are not so described or incorporated by reference as required by the Securities Act.

2.             Exhibits.  To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments to which any of the Partnership Entities is a party that are required to be described in or incorporated by reference into the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference into that are not described, filed or incorporated by reference as required by the Securities Act.

3.             No Conflicts.  None of (A) the offering, issuance or sale by the Partnership of the Units, or (B) the execution, delivery and performance of the Agreement by the Partnership, or (C) the consummation of the transactions contemplated by the Agreement by the Partnership, (i) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement) under, any agreement or other instrument listed on Annex A hereto or (ii) violates or will violate any order, judgment, decree or injunction known to such counsel to which any of the Partnership Entities is a party or any of their property or assets is subject, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (i) or (ii), would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions provided for in the Agreement.

4.             No Preemptive Rights, Registration Rights or Options.  Except as described in or incorporated by reference into the Registration Statement and the Prospectus and except for such rights as have been effectively waived, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities, pursuant to any agreement or instrument known to such counsel to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound, excluding the Organizational Documents of such entity and any agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement (other than those listed on Annex A hereto) as to which such counsel need not express an opinion.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine and (iii) state that its opinion is limited to matters governed by the laws of the Commonwealth of Pennsylvania.

In addition, such counsel shall make statements to the following effect:

I have reviewed the Registration Statement and the Prospectus and I, or attorneys who report to me, have participated in conferences with officers and other representatives of the Partnership Entities, with representatives of the independent registered public accounting firm of the Partnership, and with your representatives and your counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed.  I have not undertaken to verify independently any of the factual matters in such documents.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement and the Prospectus involve matters of a non-legal nature.  Accordingly, I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement and the Prospectus.  Subject to the foregoing and on the basis of the information I gained in the course of performing the services referred to above, I advise you that nothing came to my attention that caused me to believe that:

(A)          the Registration Statement, as of the latest Deemed Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B)          the Prospectus, as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case I have not been asked to, and do not express any belief with respect to, (i) the financial statements (including the notes thereto) and schedules or other financial, accounting or reserve information contained or included or incorporated by reference therein or omitted therefrom or (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

ANNEX A

1.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and EQT Energy LLC, dated September 21, 2010.

2.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 23, 2011 (EQTR 11628-588).

3.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated April 1, 2011 (EQTR 11695-586).

4.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 30, 2011 (EQTR 11667-591).

5.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 30, 2011 (EQTR 11670-593).

6.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 23, 2011 (EQTR 11630-585).

7.                                      Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 30, 2011 (EQTR 11672-590).

8.                                      Transportation Service Agreement Applicable to No-Notice Firm Transportation Service Under Rate Schedule NOFT between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 29, 2011 (EQTR 11661-583).

9.                                      Transportation Service Agreement Applicable to No-Notice Firm Transportation Service Under Rate Schedule NOFT between Equitrans, L.P. and Equitable Gas Company, LLC, dated March 29, 2011 (EQTR 11662-584).

10.                               EQT Guaranty dated April 25, 2012, executed by EQT Corporation in favor of Equitrans, L.P.

11.                               Sublease Agreement between Equitrans, L.P. and EQT Production Company, effective March 1, 2011.

12.                               Amendment of Sublease Agreement between Equitrans, L.P. and EQT Production Company, dated April 5, 2012.

13.                               Sunrise Facilities Amended and Restated Lease Agreement by and between Equitrans, L.P. and Sunrise Pipeline, L.L.C., as amended and restated as of October 25, 2012.

14.                               Agreement to Extend Services Agreements between Equitrans, LP and Equitable Gas Company, LLC, dated December 10, 2013.

15.                               Transportation Service Agreement Applicable to Firm Transportation Service Under Rate Schedule FTS between Equitrans, LP and EQT Energy, LLC, dated December 20, 2013, Contract No. EQTR 18679-852, dated December 20, 2013.

16.                               Sunrise Expansion Precedent Agreement, dated May 30, 2013, between Equitrans, LP and EQT Energy, LLC.

17.                               Precedent Agreement for Transportation Services, dated July 23, 2014 between Equitrans, LP and EQT Energy, LLC.

18.                               Jupiter Gas Gathering Agreement, effective as of May 1, 2014, between EQT Production Company, EQT Energy LLC and EQT Gathering, LLC.

19.                               Gas Gathering Agreement for the Mercury, Pandora, Pluto and Saturn Gas Gathering Systems, effective as of March 1, 2015, by and among EQT Production Company and EQT Energy, LLC, on the one hand, and EQM Gathering Opco, LLC (as assignee of EQT Gathering, LLC), on the other hand.

20.                               Gas Gathering Agreement for the WG-100 Gas Gathering System, effective as of March 1, 2015, by and among EQT Production Company and EQT Energy, LLC, on the one hand, and EQM Gathering Opco, LLC (as assignee of EQT Gathering, LLC), on the other hand.